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                                                                  Exhibit 4.16




                               NICHOLS-HOMESHIELD
                              401(K) SAVINGS PLAN
                         FOR DAVENPORT HOURLY EMPLOYEES
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                               TABLE OF CONTENTS

                                                                    Section
ARTICLE I - DEFINITIONS

         Account  . . . . . . . . . . . . . . . . . . . . . . . . . .  1.1
         Active Service . . . . . . . . . . . . . . . . . . . . . . .  1.2
         Actual Deferral Percentage . . . . . . . . . . . . . . . . .  1.3
         Actual Deferral Ratio  . . . . . . . . . . . . . . . . . . .  1.4
         Affiliated Employer  . . . . . . . . . . . . . . . . . . . .  1.5
         Allocation Period  . . . . . . . . . . . . . . . . . . . . .  1.6
         Annual Additions . . . . . . . . . . . . . . . . . . . . . .  1.7
         Annual Compensation  . . . . . . . . . . . . . . . . . . . .  1.8
         Beneficiary  . . . . . . . . . . . . . . . . . . . . . . . .  1.9
         Board of Directors . . . . . . . . . . . . . . . . . . . . .  1.10
         Code . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.11
         Collective Bargaining Agreement  . . . . . . . . . . . . . .  1.12
         Committee  . . . . . . . . . . . . . . . . . . . . . . . . .  1.13
         Computation Period . . . . . . . . . . . . . . . . . . . . .  1.14
         Contribution . . . . . . . . . . . . . . . . . . . . . . . .  1.15
         Disability . . . . . . . . . . . . . . . . . . . . . . . . .  1.16
         Employee . . . . . . . . . . . . . . . . . . . . . . . . . .  1.17
         Employer . . . . . . . . . . . . . . . . . . . . . . . . . .  1.18
         ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.19
         Excess 401(k) Contributions  . . . . . . . . . . . . . . . .  1.20
         Family Member  . . . . . . . . . . . . . . . . . . . . . . .  1.21
         Highly Compensated Employee  . . . . . . . . . . . . . . . .  1.22
         Hour of Employment . . . . . . . . . . . . . . . . . . . . .  1.23
         Member . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.24
         Non-Highly Compensated Employee  . . . . . . . . . . . . . .  1.25
         Period of Service  . . . . . . . . . . . . . . . . . . . . .  1.26
         Period of Severance  . . . . . . . . . . . . . . . . . . . .  1.27
         Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.28
         Plan Year  . . . . . . . . . . . . . . . . . . . . . . . . .  1.29
         Regulation . . . . . . . . . . . . . . . . . . . . . . . . .  1.30
         Retired Member . . . . . . . . . . . . . . . . . . . . . . .  1.31
         Retirement Age . . . . . . . . . . . . . . . . . . . . . . .  1.32
         Rollover Contribution  . . . . . . . . . . . . . . . . . . .  1.33
         Section 401(k) Contributions . . . . . . . . . . . . . . . .  1.34
         Service  . . . . . . . . . . . . . . . . . . . . . . . . . .  1.35
         Sponsor  . . . . . . . . . . . . . . . . . . . . . . . . . .  1.36
         Transferred  . . . . . . . . . . . . . . . . . . . . . . . .  1.37
         Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.38
         Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . .  1.39
         Trust Fund . . . . . . . . . . . . . . . . . . . . . . . . .  1.40
         Valuation Date . . . . . . . . . . . . . . . . . . . . . . .  1.41





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ARTICLE II - ACTIVE SERVICE

         When Active Service Begins . . . . . . . . . . . . . . . . .  2.1
         Eligibility and Vesting Computation Period . . . . . . . . .  2.2
         When an Employee Severs Service  . . . . . . . . . . . . . .  2.3
         Periods of Severance   . . . . . . . . . . . . . . . . . . .  2.4
         Transfers  . . . . . . . . . . . . . . . . . . . . . . . . .  2.5
         Employment Records Conclusive  . . . . . . . . . . . . . . .  2.6
         Military Service . . . . . . . . . . . . . . . . . . . . . .  2.7

ARTICLE III - ELIGIBILITY RULES

         Eligibility Requirements . . . . . . . . . . . . . . . . . .  3.1
         Special Rule for Salary Deferral Contributions . . . . . . .  3.2
         Eligibility Upon Reemployment  . . . . . . . . . . . . . . .  3.3
         Frozen Participation . . . . . . . . . . . . . . . . . . . .  3.4

ARTICLE IV - CONTRIBUTIONS

         Rollover Contributions and Plan to Plan Transfers  . . . . .  4.1
         Employer Contributions . . . . . . . . . . . . . . . . . . .  4.2
         $7,000 Limit on Salary Deferral
            Contributions . . . . . . . . . . . . . . . . . . . . . .  4.3
         Actual Deferral Percentage for Highly
            Compensated Employees . . . . . . . . . . . . . . . . . .  4.4
         Special Actual Deferral Percentage Rules for
            Family Members  . . . . . . . . . . . . . . . . . . . . .  4.5
         Distributions of Income Allocable to Excess
            401(k) Contributions  . . . . . . . . . . . . . . . . . .  4.6
         Payment of Employer Contributions  . . . . . . . . . . . . .  4.7
         Return of Contributions for Mistake, Disqualification
            or Disallowance of Deduction  . . . . . . . . . . . . . .  4.8

ARTICLE V - PARTICIPATION

         Allocation of Rollover Contributions . . . . . . . . . . . .  5.1
         Allocation of Employer Contributions . . . . . . . . . . . .  5.2
         Forfeiture on Termination of Participation . . . . . . . . .  5.3
         Limitation on Allocation . . . . . . . . . . . . . . . . . .  5.4
         Valuation of Trust Fund  . . . . . . . . . . . . . . . . . .  5.5
         Interim Valuation of Trust Fund  . . . . . . . . . . . . . .  5.6
         Maintenance of Investment Funds  . . . . . . . . . . . . . .  5.7
         Rights of Members in Trust Fund  . . . . . . . . . . . . . .  5.8

ARTICLE VI - BENEFITS

         Valuation of Accounts for Withdrawals and Distributions  . .  6.1
         Death Benefit  . . . . . . . . . . . . . . . . . . . . . . .  6.2
         Retirement Benefit . . . . . . . . . . . . . . . . . . . . .  6.3





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
         Disability Benefit . . . . . . . . . . . . . . . . . . . . .  6.4
         Severance Benefit  . . . . . . . . . . . . . . . . . . . . .  6.5
         Distributions to Divorced Spouse . . . . . . . . . . . . . .  6.6
         Withdrawals  . . . . . . . . . . . . . . . . . . . . . . . .  6.7
         Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.8
         Forfeiture by Lost Members or Beneficiaries; Escheat . . . .  6.9
         Claims Procedure . . . . . . . . . . . . . . . . . . . . . .  6.10
         Timing and Form of All Distributions . . . . . . . . . . . .  6.11
         Mandatory Rules Applicable to All Distributions  . . . . . .  6.12
         No Duplication of Benefits . . . . . . . . . . . . . . . . .  6.13
         Designation of Beneficiary . . . . . . . . . . . . . . . . .  6.14
         Distributions to Disabled  . . . . . . . . . . . . . . . . .  6.15

ARTICLE VII - ADMINISTRATION OF THE PLAN

         Appointment, Term of Service & Removal . . . . . . . . . . .  7.1
         Powers . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.2
         Organization . . . . . . . . . . . . . . . . . . . . . . . .  7.3
         Quorum and Majority Action . . . . . . . . . . . . . . . . .  7.4
         Signatures . . . . . . . . . . . . . . . . . . . . . . . . .  7.5
         Disqualification of Committee Member . . . . . . . . . . . .  7.6
         Disclosure to Members  . . . . . . . . . . . . . . . . . . .  7.7
         Standard of Performance  . . . . . . . . . . . . . . . . . .  7.7
         Liability of Committee and Liability Insurance . . . . . . .  7.9
         Exemption from Bond  . . . . . . . . . . . . . . . . . . . .  7.10
         Compensation . . . . . . . . . . . . . . . . . . . . . . . .  7.11
         Persons Serving in Dual Fiduciary Roles  . . . . . . . . . .  7.12
         Administrator  . . . . . . . . . . . . . . . . . . . . . . .  7.13

ARTICLE VIII - TRUST FUND AND CONTRIBUTIONS

         Funding of Plan  . . . . . . . . . . . . . . . . . . . . . .  8.1
         Incorporation of Trust . . . . . . . . . . . . . . . . . . .  8.2
         Authority of Trustee . . . . . . . . . . . . . . . . . . . .  8.3
         Allocation of Responsibility . . . . . . . . . . . . . . . .  8.4

ARTICLE IX - ADOPTION OF PLAN BY OTHER EMPLOYERS

         Adoption Procedure . . . . . . . . . . . . . . . . . . . . .  9.1
         No Joint Venture Implied . . . . . . . . . . . . . . . . . .  9.2
         All Trust Assets Available to Pay All Benefits . . . . . . .  9.3
         Qualification a Condition Precedent to Adoption and
             Continued Participation  . . . . . . . . . . . . . . . .  9.4

ARTICLE X - AMENDMENT AND TERMINATION

         Right to Amend and Limitations Thereon . . . . . . . . . . .  10.1
         Mandatory Amendments . . . . . . . . . . . . . . . . . . . .  10.2
         Withdrawal of Employer . . . . . . . . . . . . . . . . . . .  10.3





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
                                                                 First Amendment


         Termination of Plan  . . . . . . . . . . . . . . . . . . . .  10.4
         Partial or Complete Termination or Complete
             Discontinuance of Contributions  . . . . . . . . . . . .  10.5
         Continuance Permitted Upon Sale or Transfer of Assets  . . .  10.6
         Distributions Upon Termination of the Plan . . . . . . . . .  10.7
         Modes of Distribution Upon Termination . . . . . . . . . . .  10.8
         Distributions to Highly Compensated Employees and
            Former Employees Must Not Discriminate  . . . . . . . . .  10.9

ARTICLE XI - MISCELLANEOUS

         Plan Not An Employment Contract  . . . . . . . . . . . . . .  11.1
         Benefits Provided Solely From Trust  . . . . . . . . . . . .  11.2
         Anti-Alienation Provisions . . . . . . . . . . . . . . . . .  11.3
         Requirements Upon Merger or Consolidation of Plans . . . . .  11.4
         Gender of Words Used . . . . . . . . . . . . . . . . . . . .  11.5
         Severability . . . . . . . . . . . . . . . . . . . . . . . .  11.6
         Governing Law; Parties to Legal Actions  . . . . . . . . . .  11.7

ARTICLE XII - IRS MODEL LANGUAGE/PLAN DISTRIBUTIONS

         Distributions Made On or After January 1, 1993 . . . . . . .  12.1
         Definitions  . . . . . . . . . . . . . . . . . . . . . . . .  12.2





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                               NICHOLS-HOMESHIELD
                              401(K) SAVINGS PLAN
                         FOR DAVENPORT HOURLY EMPLOYEES


                 Quanex Corporation has entered into the following Agreement:

                              W I T N E S S E T H:

                 WHEREAS, Nichols-Homeshield, Inc. established the Nichols-Homeshield, Inc. 401(k) Savings Plan for Davenport Hourly Employees effective October 1, 1987; and

                 WHEREAS, effective January 1, 1992, Quanex Corporation assumed the liabilities of this Plan and the responsibilities as Sponsor of this Plan; and

                 WHEREAS, effective January 1, 1992, Quanex Corporation changed the name of this Plan to "Nichols-Homeshield 401(k) Savings Plan for Davenport Hourly Employees";

                 WHEREAS, Quanex Corporation has determined to completely amend, restate and continue the Nichols-Homeshield, Inc. 401(k) Savings Plan for Davenport Hourly Employees without a gap or lapse in coverage, time or effect which would cause any Member to become fully vested or entitled to a distribution, in order to ensure the Plan's qualifications under the applicable provisions of the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended; and

                 WHEREAS, it is intended that other business organizations may adopt this Plan and its related trust for the exclusive benefit of their employees and their employees' beneficiaries;

                 NOW, THEREFORE, this Agreement is entered into in order to set forth the terms of the Plan which are as follows:

                                   ARTICLE I

                                  DEFINITIONS


                 The words and phrases defined in this Article shall have the meaning set out in the definition unless the context in which the word or phrase appears reasonably requires a broader, narrower or different meaning.

                1.1 "ACCOUNT" means all ledger accounts pertaining to a Member which are maintained by the Committee to reflect the Member's interest in the Trust Fund. The Committee shall establish the following Accounts and any additional Accounts that the Committee considers necessary to reflect the entire interest of the Member in the Trust Fund. Each of the Accounts listed below and any additional Accounts established by the Committee shall reflect the Contributions or amounts transferred to the Trust Fund, if any, and the appreciation or depreciation of the assets in the Trust Fund and the income earned or loss incurred on the assets in the Trust Fund attributable to the Contributions and/or other amounts transferred to the Account.

                 (a) Salary Deferral Contribution Account -- Member's before-tax contributions.

                 (b) Supplemental Employer Contribution Account -- The Employer's profit sharing contributions.

                 (c) Qualified Nonelective Employer Contribution Account -- The Employer's contributions made as a means of passing the Actual Deferral Percentage test.

                 (d) Rollover Account -- Funds transferred from another qualified plan or IRA account for the benefit of a Member.

                1.2 "ACTIVE SERVICE" means the Periods of Service which are counted for either eligibility or vesting purposes as calculated under
Article II.

                1.3 "ACTUAL DEFERRAL PERCENTAGE" means for a specified group of Employees for a Plan Year the average of the ratios (calculated separately for each Employee in the group) of the amount of Section 401(k) Contributions actually paid into the Trust on behalf of the Employee for that Plan Year to the Employee's Annual Compensation for the same Plan Year earned while the Employee was a Member.

                1.4 "ACTUAL DEFERRAL RATIO" means for an Employee the ratio of Section 401(k) Contributions actually paid into the Trust on behalf of the Employee for a Plan Year to the Employee's Annual Compensation for the same Plan Year.

                1.5 "AFFILIATED EMPLOYER" means an employer which is a member of the same controlled group of corporations within the meaning of
Section 414(b) of the Code or which is a trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code), which is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) with the Employer, or which is required to be aggregated with the Employer under Section 414(o) of the Code.

                1.6 "ALLOCATION PERIOD" means the period beginning on the day following a Valuation Date or Special Valuation Date and ending on the immediately succeeding Valuation Date or Special Valuation Date.

                1.7 "ANNUAL ADDITIONS" means (a) Supplemental Employer Contributions, (b) Qualified Nonelective Employer Contributions, (c) Salary Deferral Contributions, (d) forfeitures and (e) amounts described in Sections 415(l)(1) and 419A(d)(2) of the Code having to do with individual medical accounts (but these amounts shall be subject to only the dollar limitation and not to the 25% Annual Compensation limitation). Excess 401(k) Contributions for a Plan Year are treated as Annual Additions for that Plan Year even if they are corrected through distribution. Excess Deferrals that are timely distributed as set forth in Section 4.3 will not be treated as Annual Additions.

                1.8 "ANNUAL COMPENSATION" for purposes of Section 5.4 of the Plan means, as to each Member, wages as defined in Section 3401(a) of the Code for purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed.

                 Annual Compensation means, for purposes of determining the amount of and allocating Supplemental Employer Contributions and Salary Deferral Contributions, when used in determining an Employee's Actual Deferral Ratio and when used to determine if a person is a Highly Compensated Employee the same as it does for purposes of applying Section 5.4 of the Plan as modified by including elective contributions under a cafeteria plan governed by
Section 125 of the Code and contributions to any plan qualified under Section 401(k), 408(k) or 403(b) of the Code. However, for purposes of determining an Employee's Actual Deferral Ratio, Annual Compensation shall include only compensation earned during the portion of the Plan Year that the Employee was eligible to participate in the Plan.

                 All Annual Compensation, without regard to its definition, in excess of $200,000 (as adjusted by the Secretary of the Treasury) shall be disregarded. In determining the Annual Compensation of a Member for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply to an Employee who is related to an Employee or owner of an Employer, except that the term Family Member shall include only the spouse of the Member and any lineal descendants of the Member who have not attained age 19 before the close of the Plan Year. If as a result of the application of this rule, the adjusted $200,000 limitation is exceeded, the limitation shall be prorated among the affected Members in proportion to each Member's Annual Compensation as determined under this Section prior to the application of this limitation.

                1.9 "BENEFICIARY" or "BENEFICIARIES" means the person or persons, or the trust or trusts created for the benefit of a natural person or persons or the Member's or retired Member's estate, designated by the Member or retired Member to receive the benefits payable under this Plan upon his death.

                1.10 "BOARD OF DIRECTORS" means the board of directors, the executive committee or other body given management responsibility for the Sponsor.

                1.11 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                1.12 "COLLECTIVE BARGAINING AGREEMENT" means the collective bargaining agreement between the Employer and the Chauffeurs, Teamsters and Helpers Union, Local No. 371.

                1.13 "COMMITTEE" means the committee appointed by the Sponsor to administer the Plan.

                1.14 "COMPUTATION PERIOD" means a period of 12 consecutive months used to determine an Employee's eligibility or vesting.

                1.15 "CONTRIBUTION" means the total amount of contributions made under the terms of this Plan. Each specific type of Contribution shall be designated by the type of contribution made as follows:

                 (a) Salary Deferral Contribution -- Contributions made by the Employer under the Employee's salary deferral agreement.

                 (b) Supplemental Employer Contribution -- Profit sharing contributions made by the Employer out of Net Earnings.

                 (c) Qualified Nonelective Employer Contribution -- Contributions made by the Employer as a means of passing the Actual Deferral Percentage test.

                 (d) Rollover Contribution - Contributions made by a Member which are transfers from a prior qualified plan or IRA account.

                1.16 "DISABILITY" means a mental or physical disability which, in the opinion of a physician selected by the Committee, shall prevent the Member from earning a reasonable livelihood with the Employer or any Affiliated Employer and which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months and which: (a) was not contracted, suffered or incurred while the Member was engaged in, or did not result from having engaged in, a felonious criminal enterprise; (b) did not result from alcoholism or addiction to narcotics; and
(c) did not result from an injury incurred while a member of the Armed Forces of the United States for which the Member receives a military pension.

                1.17 "EMPLOYEE" means, except as otherwise specified in this Section, all common law employees of the Sponsor who are working at the Davenport, Illinois, plant(s) and are included in a unit of employees covered by the Collective Bargaining Agreement.

                1.18 "EMPLOYER" or "EMPLOYERS" means the Sponsor and any other business organization which has adopted this Plan.

                1.19 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                1.20 "EXCESS 401(K) CONTRIBUTIONS" means, with respect to any Plan Year, the excess of (a) the aggregate amount of Section 401(k) Contributions actually paid into the Trust on behalf of Highly Compensated Employees for the Plan Year over (b) the maximum amount of those contributions permitted under the limitations set out in the first sentence of Section 4.4 of the Plan. To calculate the amount of Excess 401(k) Contributions the Actual Deferral Ratio of the Highly Compensated Employee with the highest Actual Deferral Ratio is reduced to equal the ratio of the Highly Compensated Employee with the next highest Actual Deferral Ratio. However, if a lesser reduction would enable the Plan to pass the Actual Deferral Percentage test, only that lesser reduction may be made. This leveling process is repeated until the Actual Deferral Percentage test is satisfied.

                1.21 "FAMILY MEMBER" means the spouse and lineal ascendants or descendants and the spouses of those lineal ascendants or descendants of a 5% owner or of a Highly Compensated Employee who is one of the 10 employees receiving the greatest Annual Compensation from the Employers during the Plan Year.

                1.22 "HIGHLY COMPENSATED EMPLOYEE" means an Employee who, during the Plan Year or the preceding Plan Year, (a) was at any time a 5% owner, (b) received Annual Compensation from the Employers in excess of $75,000 (as adjusted from time to time by the Secretary of the Treasury), (c) received Annual Compensation from the Employers in excess of $50,000 (as adjusted from time to time by the Secretary of the Treasury) and was within the 20% of employees of the Employer and Affiliated Employers who were the highest paid for the Plan Year, or (d) was at any time an officer and received Annual Compensation in excess of 50% of the annual addition limitation of Section 415(b)(1)(A) of the Code. For this purpose no more than 50 employees or, if lesser, the greater of three employees or 10% of the employees shall be treated as officers, excluding those Employees who may be excluded in determining the top paid group. If no officer has Annual Compensation in excess of 50% of the annual limitation of Section 415(b)(1)(A) of the Code, the highest paid officer for the year shall be treated as a Highly Compensated Employee. If a Member did not fall within (b), (c) or (d), without regard to this sentence, for the Plan Year preceding the Plan Year of the determination, he will not be treated as falling within (b), (c) or (d) for the Plan Year of the determination unless he is a member of the group consisting of the 100 employees paid the greatest Annual Compensation during that Plan Year. For this purpose the determination of the top paid 100 employees will be made using Section 414(q) of the Code and its Regulations. A former Member will be treated as a Highly Compensated Employee if he was a Highly Compensated Employee when he severed Service or he was a Highly Compensated Employee at any time after attaining age 55.

                 If an Employee is, during the Plan Year or the preceding Plan Year, a Family Member of a Highly Compensated Employee who is one of the 10 most highly compensated Employees ranked on the basis of Annual Compensation paid by the Employer during such year, then the Family Member and the top-ten highly compensated Employee shall be aggregated. In such case, the Family Member and top-ten highly compensated Employee will be treated as a single Employee receiving Annual Compensation and Plan Contributions equal to the sum of such Annual Compensation and Contributions of the Family Member and top-ten highly compensated Employee.

                1.23 "HOUR OF EMPLOYMENT" means each hour (a) that an Employee is either directly or indirectly paid or entitled to payment by the Employer or Affiliated Employer for the performance of duties; (b) that an Employee is either directly or indirectly paid or entitled to payment by the Employer or Affiliated Employer for a period of time during which no duties are performed (whether or not the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, leave of absence; or (c) that an Employee is paid or entitled to payment of back pay, irrespective of mitigation of damages, which is awarded or agreed to by the Employer or Affiliated Employer. The same Hours of Employment shall not be credited both under (a) or (b) and (c). Solely for purposes of (a) no more than 501 Hours of Employment shall be credited to an Employee due to any single continuous period during which he performs no duties (whether or not the period occurs in a single Computation Period). Hours of Employment shall not be credited if they are paid for under a plan maintained solely to comply with workmen's compensation, unemployment compensation or disability insurance laws. Hours of Employment shall not be credited if they are paid for solely to reimburse an Employee for medical or medically related expenses incurred by him. The number of Hours of Employment credited as Active Service shall be the number of regularly scheduled hours included in the units of time when units are used to compute pay. The number of Hours of Employment credited as Active Service shall be the Employee's pay divided by the Employee's most recent hourly rate of pay when units of time are not used to compute pay. If an Employee's pay is a fixed rate for specified periods other than hours, such as days, weeks or months, the Employee's hourly rate shall be the most recent rate for the period of time divided by the number of hours regularly scheduled for work during the period. If an Employee's pay is not a fixed rate for specified periods of time, the Employee's hourly rate shall be the lowest hourly rate paid to Employees in the same job classification as that of the Employee or, if there are no Employees in the same job classification, the minimum wage as established from time to time under Section 6(a)(1) of the Fair Labor Standards Act of 1938, as amended. However, in no event can an Employee receive credit for a greater number of Hours of Employment than the number of hours regularly scheduled for work during the period. An Employee without a regular work schedule shall be presumed to regularly work a 40 hour week, an eight hour day, or any other representative period as reflects the average hours worked in the job classification. But, the method used to calculate the average number of hours worked must be consistently applied.

                1.24 "MEMBER" means the person or persons employed by an Employer during the Plan Year and eligible to participate in this Plan.

                1.25 "NON-HIGHLY COMPENSATED EMPLOYEE" means an Employee of the Employer who is neither a Highly Compensated Employee nor a Family Member of a Highly Compensated Employee.

                1.26 "PERIOD OF SERVICE" means a period of employment with an Employer which commences on the day on which an Employee performs his initial Hour of Employment or performs his initial Hour of Employment upon returning to the employ of the Employer, whichever is applicable, and ending on the date the Employee severs Service.

                1.27 "PERIOD OF SEVERANCE" means the period of time commencing on the date an Employee severs Service and ends on the date the Employee again performs an Hour of Employment.

                1.28 "PLAN" means this Plan, including all subsequent amendments.

                1.29 "PLAN YEAR" means the calendar year. The Plan Year shall be the fiscal year of this Plan.

                1.30 "REGULATION" means the Internal Revenue Service regulation specified, as it may be changed from time to time.

                1.31 "RETIRED MEMBER" means a person who was at one time a Member who received allocations of Contributions and who has now retired under the terms of this Plan but still has an Account.

                1.32 "RETIREMENT AGE" means 65 years of age. Once a Member has attained his Retirement Age he shall be 100% vested at all times.

                1.33 "ROLLOVER CONTRIBUTION" means the amount contributed by a Member of this Plan which consists of: (a) any part of a distribution the Member received from an individual retirement account which consists entirely of property that was initially contributed to the individual retirement account from a distribution received out of a qualified total distribution from a qualified employee trust described in Section 401(a) or 403(a) of the Code together with the earnings on that property or (b) any part of a distribution or proceeds from the sale of any part of the property that the Member received in excess of his own Contributions and in excess of any amounts previously distributed to the Member and not includable in gross income from any distribution out of a qualified employee trust described in Section 401(a) or 403(a) of the Code.

                1.34 "SECTION 401(K) CONTRIBUTIONS" means the sum of Salary Deferral Contributions made on behalf of the Member during the Plan Year and other amounts that the Employer elects to have treated as Section 401(k) Contributions pursuant to Code Section 401(k)(3)(d)(ii) to the extent that those other amounts are not used to enable the Plan to satisfy the minimum contribution requirements of Section 416 of the Code.

                1.35 "SERVICE" means the period or periods that a person is paid or is entitled to payment for performance of duties with the Employer or an Affiliated Employer.

                1.36 "SPONSOR" means, effective January 1, 1992, Quanex Corporation or any other business organization which assumes the primary responsibility for maintaining this Plan with the consent of the last preceding Sponsor.

                1.37 "TRANSFERRED" means, when used with respect to an Employee, the termination of employment with one Employer and the contemporaneous commencement of employment with another Employer.

                1.38 "TRUST" means the one or more trust estates created to fund this Plan.

                1.39 "TRUSTEE" means collectively one or more persons or corporations with trust powers which have been appointed by the initial Sponsor and have accepted the duties of Trustee and any and all successor or successors appointed by the Sponsor or successor Sponsor.

                1.40 "TRUST FUND" means all of the trust estates established under the terms of this Plan to fund this Plan, whether held to fund a particular group of Accounts or held to fund all of the Accounts of Members, collectively.

                1.41 "VALUATION DATE" means the day or days each Plan Year selected by the Committee on which the Trust Fund is to be valued which cannot be less frequent than annually. One or more Accounts may have different Valuation Dates from other Accounts. The Valuation Date must be announced to all Members and shall remain the same until changed by the Committee and announced to the Members. Until changed by the Committee, the Valuation Dates shall be each business day.

                                   ARTICLE II

                                 ACTIVE SERVICE


                2.1 WHEN ACTIVE SERVICE BEGINS. An Employee shall receive one year of Active Service credit for eligibility and vesting purposes each Computation Period described below in which he has 1,000 or more Hours of Employment with the Employer and all Affiliated Employers or a predecessor employer if the Employer maintains one or more of the predecessor's plans or that treatment is required under the Regulations.

                2.2 ELIGIBILITY AND VESTING COMPUTATION PERIOD. The Computation Period for eligibility and vesting is the 12-consecutive-month period starting with the Employee's first day of employment (or reemployment) and each future year shall begin on the anniversary of that date.

                2.3 WHEN AN EMPLOYEE SEVERS SERVICE. An Employee shall sever Service if he is not credited with at least 501 Hours of Employment with the Employer and all Affiliated Employers during a Computation Period unless he is credited with less than 501 Hours of Employment because: (a) he is transferred; (b) he is on an approved leave of absence which does not exceed 18 months and he returns to employment immediately following the leave of absence;
(c) he is temporarily laid off, and he returns to employment immediately following the temporary layoff or (d) he is in the service in the armed forces of the United States, and he returns to employment within 90 days after termination of military service without being employed somewhere else. Solely for the purpose of determining whether an Employee has severed Service, if the Employee is absent from Service because of her pregnancy, the birth of her child, his or her receipt of a child through adoption, or his or her caring for the child immediately after birth or adoption, he or she shall be entitled to the Hours of Employment that he or she would have received but for that absence for one year after the absence began. Eight hours of Service shall be credited for each day of absence. But, no more than a total of 501 hours can be credited. The 501 hours shall be credited to the Computation Period in which the absence first begins if they shall prevent a severance from Service in that period; otherwise, the 501 hours shall be credited to the next Computation Period.

                2.4 PERIODS OF SEVERANCE. If an Employee incurs a Period of Severance of one year or longer, any prior Period of Service shall not count as Active Service for vesting until he has completed one year of Service during which he has completed 1,000 Hours of Employment after he returns to employment. If an Employee severs Service at a time when: (a) he has no vested interest in his Supplemental Employer Contribution Account, (b) the Period of Severance is continuous for five years or more, and (c) the Period of Severance is equal to or longer than the prior Period of Service, then any prior Period of Service shall not count as Active Service for eligibility or vesting.

                2.5 TRANSFERS. If an Employee of one Employer is Transferred to the service of another Employer, his Active Service shall not be interrupted and he shall continue to be in Active Service for purposes of eligibility, vesting and allocation of Contributions and/or forfeitures. If an Employee is transferred to the service of an Affiliated Employer that has not adopted the Plan he shall not have Severed Service; however, even though he shall continue to be in Active Service for eligibility and vesting purposes he shall not receive any allocation of Contributions or forfeitures.

                2.6 EMPLOYMENT RECORDS CONCLUSIVE. The employment records of the Employer shall be conclusive for all determinations of Active Service.

                2.7 MILITARY SERVICE. A Member who leaves the employ of an Employer to enter the armed services of the United States shall not be deemed to have broken his continuous employment if he returns to employment with an Employer within 90 days after his separation from military service without employment elsewhere. The Member, however, shall be awarded Active Service for eligibility and vesting purposes but only such Active Service as is required by law for an allocation of Contributions and/or forfeitures.

                                  ARTICLE III

                               ELIGIBILITY RULES


                3.1 ELIGIBILITY REQUIREMENTS. Each Employee shall be eligible to participate in this Plan beginning on the entry date which occurs with or next follows the date on which the Employee completes 1000 Hours of Employment during a Computation Period. The Plan's entry dates will be January 1, April 1, July 1 and October 1 of each Plan Year.

                3.2 SPECIAL RULE FOR SALARY DEFERRAL CONTRIBUTIONS. An Employee will be eligible to participate in the cash or deferred arrangement portion of the Plan for all purposes relating to Salary Deferral Contributions on the entry date next following the date that he completes an Hour of Service.

                3.3 ELIGIBILITY UPON REEMPLOYMENT. If an Employee Severs Service with the Employer for any reason after fulfilling the eligibility requirements but prior to the date he initially begins participating in the Plan, the Employee shall be eligible to begin participation in this Plan on the day he first completes an Hour of Service upon his return to employment with an Employer. Once an Employee has become eligible to be a Member, his eligibility shall continue until he Severs Service. A former Member shall be eligible to recommence participation in this Plan on the first day he completes an Hour of Service upon his return to employment with an Employer.

                3.4 FROZEN PARTICIPATION. An Employee employed by an Affiliated Employer, which has not adopted this Plan, cannot actively participate in this Plan even though he accrues Active Service. Likewise, if an Employee is transferred from an Employer to an Affiliated Employer which has not adopted this Plan his participation becomes inactive. Under these circumstances, the Member's Account becomes frozen and he cannot contribute to the Plan nor can he share in the allocation of any Employer Contribution or forfeitures for the period after he is transferred. However, his Accounts shall continue to share in any appreciation or depreciation of the Trust Fund and in any income earned or losses incurred by the Trust Fund during the period of time that he is employed by an Affiliated Employer which has not adopted this Plan.





                                     III-1

                                   ARTICLE IV

                                 CONTRIBUTIONS


                4.1        ROLLOVER CONTRIBUTIONS AND PLAN TO PLAN TRANSFERS.
The Committee may permit Rollover Contributions by Members and/or direct transfers to or from another qualified plan on behalf of Members from time to time. If Rollover Contributions and/or direct transfers to or from another qualified plan are permitted, the opportunity to make those Contributions must be made available to all Members on a nondiscriminatory basis. For this purpose, all Employees of an Employer shall be considered to be Members of the Plan even though they may not have met the eligibility requirements. However, they shall not be entitled to contribute to the Plan, share in Employer Contributions or share in forfeitures unless and until they have met the requirements for eligibility, Contributions and allocations.

                 A Rollover Contribution shall not be accepted unless it is made on or before the 60th day after the Member received the distribution and it met one of the following requirements: (a) the distribution, when made from a qualified employee plan, must have met the requirements of a lump sum distribution, or (b) it was part or all of a distribution which was made within one taxable year of the Member because of the termination of a qualified plan or a complete discontinuance of contributions. A complete discontinuance of contributions occurs, for this purpose, on the day the Internal Revenue Service is notified that all contributions to the plan have been completely discontinued. A direct transfer of assets from another qualified plan shall not be accepted if it was at any time part of (a) a defined benefit plan (as defined in Section 401(a) or 414(j) of the Code), (b) a defined contribution plan (as defined in Sections 401(a) and 414(i) of the Code) which is subject to the minimum funding standards of Section 412 of the Code, (c) any other qualified plan which has joint and survivor annuity benefits or qualified preretirement survivor annuity benefits as described in Section 417 of the Code, or (d) which would require a distribution or withdrawal in a form not permitted under this Plan.

                 Rollover Contributions shall have no effect upon the amount permitted to be allocated to a Member's Account under Section 415 of the Code.

                4.2 EMPLOYER CONTRIBUTIONS. Each Employer shall contribute for each Plan Year the following amounts:

                 (a) an amount, which when added to previously unapplied and unallocated forfeitures, shall equal the amounts which have been forfeited by Members who have become entitled to have their forfeited amounts restored;

                 (b) an amount equal to the value of all forfeited benefits for Members who formerly could not be located, upon receipt of claims by those Members;

                 (c) the amount by which the Member's Annual Compensation is reduced as a result of a salary deferral agreement for the Plan Year;

                 (d) the amount, if any, which is designated by the Board of Directors to be the Qualified Nonelective Employer Contribution for the Plan Year; and

                 (e) the amount of any Supplemental Employer Contribution required under the provisions of the Collective Bargaining Agreement.

                 The election to have Salary Deferral Contributions made, the ability to change the rate of Salary Deferral Contributions, the right to suspend Salary Deferral Contributions, and the manner of commencing new Salary Deferral Contributions shall be permitted under any uniform method determined from time to time by the Committee.

                 The amount of the Employer's Contributions described above cannot exceed the lesser of: (i) a sum equal to 15% of the total Annual Compensation paid during its taxable year ending with or within the Plan Year to all Members plus the maximum amount deductible under the "carryover" provisions of the Code which relate to contributions in previous years of less than the maximum amount deductible or (ii) the sum which may be allocated to the Members' Accounts without violating the limitations of Section 415 of the Code.

                 4.3 $7,000 LIMIT ON SALARY DEFERRAL CONTRIBUTIONS. The maximum Salary Deferral Contribution that a Member may elect to have made on his behalf during the Member's taxable year may not, when added to the amounts deferred under other plans or arrangements described in Code Sections 401(k), 408(k) and 403(b) exceed $7,000 (as adjusted by the Secretary of Treasury). If this dollar limitation is exceeded during any taxable year of the Member, the excess of the amounts deferred on behalf of the Member under plans or arrangements described in Code Sections 401(k), 408(k) and 403(b) during the Member's taxable year over the dollar limitation (the "Excess Deferral") as adjusted by any earnings or losses thereon will be distributed to the Member no later than April 15 following the Member's taxable year in which the Excess Deferral was made.

                 The income allocable to Excess Deferrals for the taxable year of the Member shall be determined by multiplying the income for the taxable year of the Member allocable to Salary Deferral Contributions by a fraction. The numerator of the fraction is the amount of Excess Deferrals made on behalf of the Member for the taxable year. The denominator of the fraction is the Member's total Salary Deferral Account balance as of the beginning of the taxable year plus the Member's Salary Deferral Contributions for the Plan Year.

                 For purposes of applying the requirements of Code Section 4.4, Excess Deferrals will not be disregarded merely because they are Excess Deferrals or because they are distributed in accordance with this Section. However, Excess Deferrals made to the Plan on behalf of Non-Highly Compensated Employees are not to be taken into account under Section 4.4.

                4.4 ACTUAL DEFERRAL PERCENTAGE FOR HIGHLY COMPENSATED EMPLOYEES. The Actual Deferral Percentage for Highly Compensated Employees for any Plan Year must bear a relationship to the Actual Deferral Percentage for all other eligible Employees for the Plan Year which meets either of the following tests:

                 (a) The Actual Deferral Percentage of the Highly Compensated Employees is not more than the Actual Deferral Percentage of all other eligible Employees multiplied by 1.25; or

                 (b) The excess of the Actual Deferral Percentage of the Highly Compensated Employees over that of all other eligible Employees is not more than two percentage points, and the Actual Deferral Percentage of the Highly Compensated Employees is not more than the Actual Deferral Percentage of all other eligible Employees multiplied by two.

For purposes of this test an eligible Employee is an Employee who is eligible to make Salary Deferral Contributions for all or part of a Plan Year. A person who is suspended from making Salary Deferral Contributions because he has made a withdrawal is an eligible Employee. If no Salary Deferral Contributions are made for an eligible Employee the deferral ratio that will be included for him in determining the Actual Deferral Percentage is zero. If this Plan and any other plan or plans which include cash or deferred arrangements are considered as one plan for purposes of Section 401(a)(4) or 410(b) of the Code, the cash or deferred arrangements included in this Plan and the other plans shall be treated as one plan for these tests. If any Highly Compensated Employee is a Member of this Plan and any other cash or deferred arrangements of the Employer, when determining the deferral percentage of the Employee, all of the cash or deferred arrangements are treated as one.

                 As soon as practicable after the close of each Plan Year, the Committee shall determine whether the Actual Deferral Percentage for the Highly Compensated Employees would exceed the limitation. If the limitation would be exceeded for a Plan Year, before the close of the following Plan Year (a) the amount of Excess 401(k) Contributions for that Plan Year (and any income allocable to those Contributions as calculated in the specific manner required by Section 4.6) shall be distributed, or (b) the Employer may make a Qualified Nonelective Employer Contribution which is treated as a Section 401(k) Contribution and allocated only to those Members who are Non-Highly Compensated Employees. Any distributions of the Excess 401(k) Contributions for any Plan Year are to be made to Highly Compensated Employees on the basis of the respective portions of the Excess 401(k) Contributions attributable to each of them. The amount of Excess 401(k) Contributions to be distributed for any Plan Year must be reduced by any excess Salary Deferral Contributions previously distributed for the taxable year ending in the same Plan Year.

                 Failure to correct Excess 401(k) Contributions by the close of the Plan Year following the Plan Year for which they were made will cause the Plan to fail to be a qualified cash or deferred arrangement for the Plan Year for which the Excess Contributions were made and for all subsequent years they remain in the Trust. Also, the Employer will be liable for a 10% excise tax on the amount of Excess Contributions unless they are corrected within 2 1/2 months after the close of the Plan Year for which they were made.

                4.5 SPECIAL ACTUAL DEFERRAL PERCENTAGE RULES FOR FAMILY MEMBERS. If a Member is a Highly Compensated Employee and a Family Member, the combined Actual Deferral Ratio for the family group (which is treated as one Highly Compensated Employee) must be determined by combining the Section 401(k) Contributions and Annual Compensation of all the eligible Family Members. If an Employee is required to be aggregated as a member of more than one family group in the Plan, all eligible Employees who are members of those family groups that include that Employee are aggregated as one family group. The correction of Excess 401(k) Contributions of a Highly Compensated Employee whose Actual Deferral Ratio is determined under the family aggregation rules is accomplished by reducing the Actual Deferral Ratio and allocating the Excess 401(k) Contributions for the family group among the Family Members in proportion to the Section 401(k) Contributions of each Family Member that is combined to determine the Actual Deferral Ratio. These family aggregation rules do not apply to Non-Highly Compensated Employees.

                4.6 DISTRIBUTIONS OF INCOME ALLOCABLE TO EXCESS 401(K) CONTRIBUTIONS. The income allocable to Excess 401(k) Contributions for the Plan Year shall be determined by multiplying the income for the Plan Year allocable to Salary Deferral Contributions by a fraction. The numerator of the fraction is the amount of Excess 401(k) Contributions made on behalf of the Member for the Plan Year. The denominator of the fraction is the Member's total Account balance attributable to Section 401(k) Contributions as of the beginning of the Plan Year plus the Member's Section 401(k) Contributions for the Plan Year.

                4.7 PAYMENT OF EMPLOYER CONTRIBUTIONS. The Salary Deferral Contributions are to be paid to the Trustee in installments. The installment for each payroll period is to be paid within 30 days after the end of the payroll period and shall be in an amount equal to the amount by which all Members' Annual Compensation was reduced for the period. The Supplemental Employer Contribution and the Qualified Nonelective Employer Contribution for a Plan Year must be paid into the Trust Fund in one or more installments not later than the time prescribed by law for filing the Employer's federal income tax return (including extensions) for its taxable year for which it is to take the deduction. If the Contribution is paid after the last day of the Employer's taxable year but prior to the date it files its tax return (including extensions), it shall be treated as being received by the Trustee on the last day of the taxable year if (a) the Employer notifies the Trustee in writing that the payment is being made for that taxable year or (b) the Employer claims the Contribution as a deduction on its federal income tax return for the taxable year.

                4.8 RETURN OF CONTRIBUTIONS FOR MISTAKE, DISQUALIFICATION OR DISALLOWANCE OF DEDUCTION. Subject to the limitations of Section 415 of the Code, the assets of the Trust shall not revert to any Employer or be used for any purpose other than the exclusive benefit of the Members and their Beneficiaries and the reasonable expenses of administering the Plan except:

                 (a) any Contribution made because of a mistake of fact may be repaid to the Employer within one year after the payment of the Contribution;

                 (b) any Contribution conditioned upon the Plan's initial qualification under Section 401 of the Code or the initial qualification of an Employer's adoption of the Plan, if later, may be repaid to the Employer within one year after the date of denial of the initial qualification of the Plan or of its adoption by the Employer; and

                 (c) any and all Employer Contributions are conditioned upon their deductibility under Section 404 of the Code; therefore, to the extent the deduction is disallowed, the Contributions may be repaid to the Employer within one year after the disallowance.

                 The Employer has the exclusive right to determine if a Contribution or any part of it is to be repaid or is to remain as a part of the Trust Fund except that the amount to be repaid is limited, if the Contribution is made by mistake of fact or if the deduction for the Contribution is disallowed, to the excess of the amount contributed over the amount that would have been contributed had there been no mistake or over the amount disallowed. Earnings which are attributable to any excess contribution cannot be repaid. Losses attributable to an excess contribution must reduce the amount that may be repaid. All repayments of mistaken Contributions or Contributions which are disallowed are limited so that the balance in a Member's Account cannot be reduced to less than the balance that would have been in the Member's Account had the mistaken amount or the amount disallowed never been contributed.

                                   ARTICLE V

                                 PARTICIPATION


                5.1 ALLOCATION OF ROLLOVER CONTRIBUTIONS. If Rollover Contributions are permitted, the Committee shall allocate each Member's Rollover Contribution to his Rollover Account as of the date it is contributed.

                5.2 ALLOCATION OF EMPLOYER CONTRIBUTIONS. As of the end of each Plan Year, the Committee shall:

                 (a) allocate the Employer Contribution, if any, which is required to restore the nonvested portion of the Employer Accounts of Members who had previously forfeited that nonvested portion on the date they terminated employment but who qualified for the restoration of that amount during the Plan Year;

                 (b) allocate the Employer Contribution, if any, which is required to restore the Accounts of those Members whose distributions were forfeited because of the Committee's inability to contact the Members previously but who have filed a claim for their Accounts during the Plan Year; and

                 (c) allocate the Qualified Nonelective Employer Contribution for the Plan Year, if any, among the Non-Highly Compensated Employees who are Members on the last day of the Plan Year based upon each such a Member's Annual Compensation as compared to the Annual Compensation of all such Members.

                 As of the end of each Allocation Period, the Committee shall allocate the Supplemental Employer Contribution for the Allocation Period, if any, among the Members who are eligible to participate and who are employed by one of the Employers or Affiliated Employers during the Allocation Period based upon each Member's Annual Compensation paid by the Employer for the Allocation Period as compared to the Annual Compensation for the Allocation Period of all Members employed by the Employer or Affiliated Employer and eligible for the allocation.

                 If a Member has been Transferred during the Plan Year, the Member shall be entitled to have allocated to him a portion of the Supplemental Employer Contribution based upon his Annual Compensation for the Plan Year earned from all of the Employers for which a Supplemental Employer Contribution was made.

                5.3 FORFEITURE ON TERMINATION OF PARTICIPATION. If as a result of terminating his participation in the Plan a former Member receives a distribution of his entire vested interest in his Accounts, the nonvested amount in his Accounts is immediately forfeited. However, if the Member is reemployed, all of his Accounts containing Employer Contributions (unadjusted for subsequent gains or losses) shall be restored if he repays to the Trustee within five years of the date of distribution that portion of the distribution which was derived from Employer Contributions.

                 If a former Member who has a vested interest in his Accounts containing Employer Contributions received no distribution or a distribution of less than the full amount of the Member's entire vested interest as a result of his termination of participation in the Plan, the nonvested amount in his Accounts is immediately forfeited. However, his Accounts containing Employer Contributions (unadjusted for subsequent gains or losses) shall be restored if he resumes employment with the Employer prior to incurring five consecutive one year Periods of Severance. A Member who received no distribution of Employer Contributions because he had no vested interest shall be treated as if he received a distribution of his entire vested interest and as if his entire vested interest was less than $3,500. A distribution shall be treated as if it were made as a result of termination of participation in the Plan if it is made not later than the end of the second Plan Year following the Plan Year in which the Member's termination occurs.

                 At the time a forfeiture occurs, the amount forfeited shall first be used to reinstate any Account required to be reinstated under this Section and any remaining amount shall be used to reduce future Employer Contributions.

                5.4 LIMITATION ON ALLOCATION. Under no circumstances shall the Annual Additions to an individual Member's Account in any Plan Year exceed the lesser of (a) $30,000 or, if greater, 25% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code, or (b) 25% of the Annual Compensation paid or made available to the Member.

                 If the Employer maintains a defined benefit plan in which the Member participates, the sum of the following described defined benefit fraction and defined contribution fraction for the Plan Year cannot exceed one. The defined benefit fraction to be used is a fraction, in which the numerator is the Member's projected annual benefit under the plan computed as of the end of the Plan Year and in which the denominator is the lesser of: (a) the product of 1.25 multiplied by the dollar limitation then in effect under
Section 415(b)(1)(A) of the Code for that Plan Year or (b) the product of 1.40 multiplied by the amount which may be taken into account under Section 415(b)(1)(B) of the Code with respect to the Member for the Plan Year. The defined contribution fraction to be used is a fraction in which the numerator is the sum of the Annual Additions to the Member's Account determined for the Plan Year and for each prior Plan Year and in which the denominator is the sum of the lesser of the following amounts determined for the Plan Year and for each prior Plan Year that the Member was employed by the Employer: (a) the product of 1.25 multiplied by the dollar limitation then in effect under
Section 415(c)(1)(A) of the Code for that Plan Year, determined without regard to subsection (c)(6), and (b) the product of 1.40 multiplied by the amount which can be taken into account under Section 415(c)(1)(B) of the Code with respect to the Member for the Plan Year. If the sum of the two fractions exceeds one, the Member's projected annual benefit under the defined benefit plan shall be reduced until the sum equals one.

                 The limitation year for Section 415 shall be the Plan Year unless the Employer affirmatively, by resolution, designates another limitation year. In that event, the different limitation year shall be used instead of the Plan Year in applying the tests.

                 In order to compute the defined benefit fraction and the defined contribution fraction, all defined contribution plans (whether terminated or not) of the Employer shall be treated as one defined contribution plan and all defined benefit plans (whether terminated or not) of the Employer shall be treated as one defined benefit plan.

                 If the Employer has Affiliated Employers, the Employer and all Affiliated Employers shall be considered a single employer in applying the limitations described in this Section.

                 No Employee or Employer Contributions shall be made to this Plan which cannot be allocated to the Accounts of Members without exceeding the limits of Section 415 of the Code.

                 If despite this prohibition, an amount in excess of the limits of Section 415 of the Code is held or contributed as a result of the allocation of forfeitures, a reasonable error in estimating a Member's Annual Compensation, a reasonable error in calculating the maximum Salary Deferral Contribution that may be made with respect to a Member under Section 415 of the Code or because of other facts and circumstances which the Commissioner of Internal Revenue finds to be justified, the excess shall be reduced as follows:

                 (a) first, Salary Deferral Contributions in excess of the limits of Section 415 of the Code shall be returned to the Member;

                 (b) second, if the Member is still employed by the Employer at the end of the Plan Year, any remaining excess funds shall be placed in an unallocated suspense account to be applied to reduce future Employer Contributions for that Member for as many Plan Years as are necessary to exhaust the suspense account in keeping with the amounts which would otherwise be allocated to that Member's Account; and

                 (c) third, if the Member is not employed by the Employer at the end of the Plan Year, the remaining excess funds shall be placed in an unallocated suspense account to reduce future Employer Contributions for all remaining Members for as many Plan Years as are necessary to exhaust the suspense account.

                 If the Plan terminates prior to the exhaustion of the suspense account, the remaining amount shall revert to the Employer.

                5.5 VALUATION OF TRUST FUND. The Trustee shall value the Trust Fund on its Valuation Date at its then fair market value, but without regard to any

Contributions made to the Plan after the preceding Valuation Date, shall determine the amount of income earned or losses suffered by the Trust Fund and shall determine the appreciation or depreciation of the Trust Fund since the preceding Valuation Date. The Committee shall separate the Trust Fund into the various investment funds or accounts in which it is held, if more than one, and shall then allocate as of the Valuation Date the income earned and losses suffered and the appreciation or depreciation in the assets of the Trust Fund for the period since the last preceding Valuation Date. The allocation shall be among the Members and former Members who have undistributed Account balances based upon a Member's Account balance in each of the various investment funds or accounts, if more than one, as of the last Valuation Date reduced, as appropriate, by amounts used from the investment fund or account or Trust to make a withdrawal or distribution or any other transaction which is properly chargeable to the Member's Account during the period since the last Valuation Date. In lieu of the allocation method described above the Committee may by resolution elect to use a unit allocation method, a separate account method or any other equitable method if it announces the method of allocation to the Members prior to the beginning of the period during which it is first used.

                5.6 INTERIM VALUATION OF TRUST FUND. If at any time in the interval between Valuation Dates, one or more withdrawals or one or more distributions are to be made and the Committee determines that an interim allocation is necessary to prevent discrimination against those Members and former Members who are not receiving funds, the Trustee is to perform a valuation of a portion or all of the Trust Fund as of a date selected by the Committee which is administratively practical and near the date of withdrawals or distributions in the same manner as it would if it were a scheduled Valuation Date. That date may be before or after any particular distribution or withdrawal. The Committee shall then allocate as of that date any income or loss and any appreciation or depreciation to the various Accounts of each of the Members in the same manner as it would if it were a scheduled Valuation Date. Then, without regard to the language in Section 6.1, all withdrawals or distributions made after that date and prior to the next Valuation Date, even though the event causing it occurred earlier, shall be based upon the Accounts as adjusted by the interim valuation.

                5.7       MAINTENANCE OF INVESTMENT FUNDS.  The Committee may:
(a) maintain commingled and/or separate Trusts for some or all Members, (b) establish separate investment funds which may be elected by some or all Members, (c) permit some or all individual Members to elect their own investments, or (d) permit a combination of (a), (b) and (c), from time to time. Once the Committee has selected or changed the mode of investments, it shall establish rules pertaining to its administration, including but not limited to: selection of forms, rules for making selections effective, establishing the frequency of permitted changes, the minimum percentage in any investment, and all other necessary or appropriate regulations.

                 The Committee may direct the Trustee to hold funds in cash or near money awaiting investment or to sell assets and hold the proceeds in cash or near money awaiting reinvestment when establishing, using or changing investment modes. For this purpose the funds may be held in cash or invested in short-term investments such as certificates of deposit, U.S. Treasury bills, savings accounts, commercial paper, demand notes, money market funds, any common, pooled or collective funds which the Trustee or any other corporation may now have or in the future may adopt for short-term investments and any other similar assets which may be offered by the federal government, national or state banks (whether or not serving as Trustee) or any savings and loan association.

                5.8 RIGHTS OF MEMBERS IN TRUST FUND. No allocation, adjustment, credit or transfer shall ever vest in any Member any right, title or interest in the Trust Fund except at the times and upon the terms and conditions specified in this Plan. The Trust Fund shall, as to all Accounts of all Members, be a commingled fund.

                                   ARTICLE VI

                                    BENEFITS


                6.1 VALUATION OF ACCOUNTS FOR WITHDRAWALS AND DISTRIBUTIONS. For the purpose of making a distribution or withdrawal, a Member's Accounts shall be his Accounts as valued as of the Valuation Date which is coincident with or next follows the event which caused the distribution or withdrawal, adjusted for Contributions, distributions and withdrawals, if any, made between the Valuation Date and that event. The amount of a Plan benefit payable for any reason will be reduced by the unpaid balance of a loan to a Member or Beneficiary.

                6.2 DEATH BENEFIT. If a Member or retired Member dies, the death benefit payable to the Member's spouse or designated Beneficiary or Beneficiaries shall be 100% of the remaining amount in all of his Accounts as of the day he dies.

                6.3 RETIREMENT BENEFIT. A Member may retire on the first day of any month after he attains his Retirement Age. If a Member retires, he is entitled to receive 100% of all of his Accounts as of the day he retires.

                6.4 DISABILITY BENEFIT. If a Member's employment with an Employer is terminated and the Committee determines he is suffering from a Disability, he is entitled to receive 100% of all of his Accounts as of the day he terminated because of his Disability.

                6.5 SEVERANCE BENEFIT. If a Member severs employment with the Employer and all Affiliated Employers for any reason other than death, retirement or disability, he is entitled to receive (a) 100% of all of his Accounts, except his Supplemental Employer Contribution Account, and (b) that percentage of his Supplemental Employer Contribution Account, if any, as shown in the vesting schedule below, as of the day he severs employment.

                                                           Percentage of Amount Invested
                                                               In Accounts Containing
Completed Years of Active Service                              Employer Contributions
- ---------------------------------                              ----------------------
              Less than one year  . . . . . . . . . . . . . . . . . . .     0%
              One year but less than two years  . . . . . . . . . . . .    20%
              Two years but less than three years . . . . . . . . . . .    40%
              Three years but less than four years  . . . . . . . . . .    60%
              Four years but less than five years . . . . . . . . . . .    80%
              Five years or more  . . . . . . . . . . . . . . . . . . .   100%


                6.6 DISTRIBUTIONS TO DIVORCED SPOUSE. If the Committee determines that a judgment, decree or order relating to child support, alimony payments or marital property rights of the spouse, former spouse, child or other dependent of the Member is a qualified domestic relations order which complies with a state's domestic relations law or community property law and Section 414(p) of the Code or is a domestic relations order entered before January 1, 1985, the Committee may direct the Trustee to distribute the awarded property to the person named in the award but only in the manner permitted under this Plan. To be a qualified domestic relations order, the order must clearly specify: (a) the name and last known mailing address of the Member and each alternate payee under the order, (b) the amount or percentage of the Member's benefits to be paid from the Plan to each alternate payee or the manner in which the amount or percentage can be determined, (c) the number of payments or periods for which the order applies, (d) the plan to which the order applies, and (e) all other requirements set forth in Section 414(p) of the Code. If a distribution is made at a time when the Member is not fully vested, a separate subaccount shall be created for the remaining portion of each Account which was not fully vested. That subaccount shall then remain frozen: that is, no further contributions of any form and no forfeitures shall be allocated to the subaccount; however, it shall receive its proportionate share of trust appreciation or depreciation and income earned on or losses incurred by the Trust Fund. To determine the Member's vested interest in each subaccount at any future time, the Committee shall add back to the subaccount at that time the amount that was previously distributed under the qualified domestic relations order, shall multiply the reconstituted subaccount by the vesting percentage, and shall then subtract the amount that was previously distributed. The remaining amount is the Member's vested interest in the subaccount at that time.

                6.7 WITHDRAWALS. Only the following withdrawals may be made during employment:

                 (a) A Member is entitled to receive a withdrawal from his Salary Deferral Contribution Account, his vested interest in his Supplemental Employer Contribution Account and his Rollover Account in the event of an immediate and heavy financial need incurred by the Member and the Committee's determination that the withdrawal is necessary to alleviate that hardship.

                 Effective for withdrawal requests made after July 1, 1992, a distribution shall be made on account of financial hardship only if the distribution is for: (i) Expenses for medical care described in
         Section 213(d) of the Code previously incurred by the Member, the Member's spouse, or any dependents of the Member (as defined in Section 152 of the Code) or necessary for these persons to obtain medical care described in Section 213(d) of the Code, (ii) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Member, (iii) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Member, his or her spouse, children, or dependents (as defined in Section 152 of the Code), (iv) payments necessary to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member's principal residence, or
         (v) any other event added to this list by the Commissioner of Internal Revenue.

                 A distribution to satisfy an immediate and heavy financial need shall not be made in excess of the amount of the immediate and heavy financial need of the Member and the Member must have obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer. The amount of a Member's immediate and heavy financial need includes any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the financial hardship distribution.

                 Effective for withdrawal requests made on or after July 1, 1992, the Member's hardship distribution shall terminate his or her right to make any Employee After-Tax Contributions or to have the Employer make any Salary Deferral Contributions on his or her behalf until the next time Employee After-Tax Contributions and Salary Deferral Contributions are permitted after the lapse of 12 months following the hardship distribution and his or her timely filing of a written request to resume his or her Employee After-Tax Contributions or Salary Deferral Contributions. Even then, if the Member resumes Contributions in his next taxable year he cannot have the Employer make any Salary Deferral Contributions in excess of the limit in
         Section 402(g) of the Code for that taxable year reduced by the amount of Salary Deferral Contributions made by the Employer on the Member's behalf during the taxable year of the Member in which he received the hardship distribution. In addition, for 12 months after he receives a hardship distribution from this Plan the Member is prohibited from making elective contributions and employee contributions to all other qualified and nonqualified plans of deferred compensation maintained by the Employer, including stock option plans, stock purchase plans and Code Section 401(k) cash or deferred arrangements that are part of cafeteria plans described in Section 125 of the Code. However, the Member is not prohibited from making mandatory employee contributions to a defined benefit plan, or contributions to a health or welfare benefit plan, including one that is part of a cafeteria plan within the meaning of Section 125 of the Code.

                 Financial hardship withdrawals will be made in the following order: First withdrawals will be made from the Member's Supplemental Employer Contribution Account, then from his Rollover Account, and finally, from his or her Salary Deferral Contribution Account. A Member shall not be entitled to make a financial hardship withdrawal of any amount credited to his Qualified Nonelective Employer Contribution Account, or of any income that is not allocable or credited to the Member's Salary Deferral Contribution Account as of December 31, 1988.

                 (b) A Member may withdraw part or all of his vested Account balance on or after the date that he attains age 59-1/2.

                6.8 LOANS. The Committee may direct the Trustees to make loans to Members and Beneficiaries who have a vested interest in the Plan. The Loan Committee established by the Committee will be responsible for administering the Plan loan program. All loans will comply with the following requirements:

                 (a) All loans will be made solely from the Member's or Beneficiary's Account.

                 (b) Loans will be available on a nondiscriminatory basis to all Beneficiaries, and to all Members who have participated in the Plan for at least one year.

                 (c)      Loans will not be made for less than $1,000.

                 (d) The maximum amount of a loan may not exceed the lesser of (A) $50,000, or (B) one-half of the present value of the person's vested Account balance under the Plan.

                 (e) Any loan from the Plan will be evidenced by a note or notes (signed by the person applying for the loan) having such maturity, bearing such rate of interest, and containing such other terms as the Loan Committee will require by uniform and nondiscriminatory rules consistent with this Section and proper lending practices.

                 (f) All loans will bear a reasonable rate of interest which will be established by the Loan Committee. In determining the proper rate of interest to be charged, at the time any loan is made or renewed, the Loan Committee will contact at least two of the largest banks in the geographic location in which the Member or Beneficiary resides to determine what interest rate the banks would charge for a similar loan taking into account the collateral offered.

                 (g) Each loan will be fully secured by a pledge of the borrowing person's vested Account balance. No more than fifty percent (50%) of the person's vested Account balance (determined immediately after the origination of the loan) will be considered as security for any loan.

                 (h) The term of the loan will not be less than 18 months. Generally, the term of the loan will not be more than 5 years. The Loan Committee may agree to a longer term (but not more than 7 years) only if such term is otherwise reasonable and the proceeds of the loan are to be used to acquire a dwelling which will be used within a reasonable time (determined at the time the loan is made) as the principal residence of the borrowing person.

                 (i) The loan agreement will require level amortization over the term of the loan. A Member's loan agreement will also require that loan repayments be made through payroll deductions.

                 (j) If a person fails to make a required payment within 30 days of the due date set forth in the loan agreement, the loan will be in default. No distribution under the Plan will be made to a person until all loans to him by the Trustee are fully paid. If the person is otherwise entitled to a distribution while he still has an unpaid loan balance, then the Loan Committee will direct the Trustee to foreclose on the person's Account to the extent necessary to pay off the person's unpaid loan balance. If after the Trustee forecloses on the person's Account and the person still has an unpaid loan balance, the person will continue to be liable for and continue to make payments on the balance still due from him.

                 (k) No Plan loan will be made to anyone who has an unpaid Plan loan balance.

                 (l) No amount that is pledged as collateral for a Plan loan to a Participant will be available for withdrawal before he has fully repaid his loan.

                 (n) All interest payments made pursuant to the terms of the loan agreement will be credited to the borrowing person's Account and will not be considered as general earnings of the Trust Fund to be allocated to other Members.

                 6.9 FORFEITURE BY LOST MEMBERS OR BENEFICIARIES; ESCHEAT. If a person who is entitled to a distribution cannot be located during a search period of 60 days after the Trustee has initially attempted making payment, that person's Account shall be forfeited. However, if at any time prior to the termination of this Plan and the complete distribution of the Trust Fund, the former Member or Beneficiary files a claim with the Committee for the forfeited benefit, that benefit shall be reinstated (without adjustment for trust income or losses during the forfeited period) effective as of the date of the receipt of the claim. As soon as appropriate following the Employer's Contribution of the reinstated amount, it shall be paid to the former Member or Beneficiary in a single sum. If the Plan is joined as a party to any escheat proceeding involving a forfeited amount, the Plan shall comply with the final judgment and shall treat the judgment as if it were a claim filed by the former Member or Beneficiary and shall pay in accordance with that judgment.

                6.10 CLAIMS PROCEDURE. When a benefit is due, the Member or Beneficiary should submit his claim to the person or office designated by the Committee to receive claims. Under normal circumstances, a final decision shall be made as to a claim within 90 days after receipt of the claim. If the Committee notifies the claimant in writing during the initial 90 day period, it may extend the period up to 180 days after the initial receipt of the claim. The written notice must contain the circumstances necessitating the extension and the anticipated date for the final decision. If a claim is denied during the claims period, the Committee must notify the claimant in writing. The denial must include the specific reasons for it, the Plan provisions upon which the denial is based, and the claims review procedure. If no action is taken during the claims period, the claim is treated as if it were denied on the last day of the claims period.

                 If a Member's or Beneficiary's claim is denied and he wants a review, he must apply to the Committee in writing. That application may include any comment or argument the claimant wants to make. The claimant may either represent himself or appoint a representative, either of whom has the right to inspect all documents pertaining to the claim and its denial. The Committee may schedule any meeting with the claimant or his representative that it finds necessary or appropriate to complete its review.

                 The request for review must be filed within 90 days after the denial. If it is not, the denial becomes final. If a timely request is made, the Committee must make its decision, under normal circumstances, within 60 days of the receipt of the request for review. However, if the Committee notifies the claimant prior to the expiration of the initial review period, it may extend the period of review up to 120 days following the initial receipt of the request for a review. All decisions of the Committee must be in writing and must include the specific reasons for their action and the Plan provisions on which their decision is based. If a decision is not given to the claimant within the review period, the claim is treated as if it were denied on the last day of the review period.

                6.11 TIMING AND FORM OF ALL DISTRIBUTIONS. Distributions shall be made only in cash unless an asset held in the Trust cannot be sold by the distribution date or can only be sold at less than its appraised value, in which event part or all of the distribution may be made in kind. Distribution shall be made in a lump sum payment.

                 Any benefit held for distribution past one or more Valuation Dates shall continue to share in the appreciation or depreciation of the Trust Fund and in the income earned or losses incurred by the Trust Fund until the last Valuation Date which occurs with or next precedes the date distribution is made.

                 If the benefit to be distributed plus all prior Plan payments to the Member is $3,500 or less, the benefit shall be distributed in the form of a lump sum distribution within one year after the Member becomes entitled to the benefit. If the benefit plus all prior Plan payments to the Member is greater than $3,500 and the Member consents to the distribution, the benefit must be paid or begin to be paid within one year after the Member becomes entitled to the benefit. If the benefit plus all prior Plan payments to the Member is greater than $3,500 and the Member fails to consent to the distribution, the distribution shall not be made without the Member's consent until he attains normal Retirement Age or age 62, whichever is later. In any event, if the Member dies, the surviving spouse may require payments to begin within a reasonable time.

                 If a portion of the Member's Account is payable to a designated Beneficiary the payment must be made not later than one year after the Member's death. If the surviving spouse is the Beneficiary, the payment may be delayed so as to be made on the date on which the Member would have attained age 70 1/2. If payment is postponed and the surviving spouse dies before payment is made, the surviving spouse shall be treated as the Member for purposes of this paragraph.

                6.12 MANDATORY RULES APPLICABLE TO ALL DISTRIBUTIONS. All distributions must comply with Section 401(a)(9) and (14) of the Code. Therefore, unless the distribution fits within one of the exceptions below the distribution must be made NO LATER than the earlier of (a) or (b): (a) the 60th day after the latest of the end of the Plan Year in which: (i) the Member attains his Retirement Age, (ii) occurs the 10th anniversary of the year in which the Member began participation, or (iii) the Member terminates employment with the Employer and all Affiliated Employers unless the Member consents to a later time, OR (b) April 1st of the calendar year following the calendar year in which the Member attains age 70 1/2. If a Member attains age 70 1/2, the Member must receive the required distribution within that time limit in one lump sum. The following are exceptions to the general mandatory distribution rule: (a) if a Member was 70-1/2 before January 1, 1988, and neither is nor has been a 5% owner at any time during the Plan Year ending with or within the calendar year in which the Member became 66-1/2 or any subsequent Plan Year, the distribution does not have to be made until the April 1 following the calendar year in which the Member retires; (b) if a Member was 70-1/2 before January 1, 1988, and was then or later becomes a 5% owner, the distribution does not have to be made until the April 1 following the earlier of the calendar year with or within which ends the Plan Year in which the Member becomes a 5% owner or the calendar year in which the Member retires; and (c) if a Member made a designation before January 1, 1984 which complied with Section 401(a)(9) of the Code before its amendment by the Tax Reform Act of 1984, the distribution does not have to be made until the time described in the designation.

                6.13 NO DUPLICATION OF BENEFITS. There shall be no duplication of benefits under this Plan. Without regard to any other language in this Plan, all distributions and withdrawals are to be subtracted from a Member's Account as of the date of the distribution or withdrawal. Thus, if the Member has received one distribution or withdrawal and is ever entitled to another distribution or withdrawal, the prior distribution or withdrawal is to be taken into account.

                6.14 DESIGNATION OF BENEFICIARY. Each Member has the right to designate and to revoke the designation of his Beneficiary or Beneficiaries. Each designation or revocation must be evidenced by a written document in the form required by the Committee, signed by the Member and filed with the Committee. If no designation is on file at the time of a Member's death or if the Committee determines that the designation is ineffective, the designated Beneficiary shall be the Member's spouse, if living, or if not, the executor, administrator or other personal representative of the Member's estate.

                 If a Member is considered to be married under local law, the Member's designation of any Beneficiary, other than the Member's spouse, shall not be valid unless the spouse acknowledges in writing that he or she understands the effect of the Member's beneficiary designation and consents to it. The consent must be to a specific Beneficiary. The written acknowledgement and consent must be filed with the Committee, signed by the spouse and at least two witnesses, one of whom must be a member of the Committee or a notary public. However, if the spouse cannot be located or there exist other circumstances as described in Sections 401(a)(11) and 417(a)(2) of the Code, the requirement of the Member's spouse's acknowledgement and consent may be waived. If a Beneficiary other than the Member's spouse is named, the designation shall become invalid if the Member is later determined to be married under local law, the Member's missing spouse is located or the circumstances which resulted in the waiver of the requirement of obtaining the consent of the Member's spouse no longer exist.

                6.15 DISTRIBUTIONS TO DISABLED. If the Committee determines that any person to whom a payment is due is unable to care for his affairs because of physical or mental disability, it shall have the authority to cause the payments to be made to the spouse, brother, sister or other person the Committee determines to have incurred, or to be expected to incur, expenses for that person unless a prior claim is made by a qualified guardian or other legal representative. The Committee and the Trustee shall not be responsible to oversee the application of those payments. Payments made pursuant to this power shall be a complete discharge of all liability under the Plan and Trust and the obligations of the Employer, the Trustee, the Trust Fund and the Committee.

                                  ARTICLE VII

                           ADMINISTRATION OF THE PLAN


                7.1 APPOINTMENT, TERM OF SERVICE & REMOVAL. The Board of Directors shall appoint a Committee to administer this Plan. The members shall serve until their resignation, death or removal. Any member may resign at any time by mailing a written resignation to the Board of Directors. Any member may be removed by the Board of Directors, with or without cause. Vacancies may be filled by the Board of Directors from time to time.

                7.2 POWERS. The Committee is a fiduciary. It has the exclusive responsibility for the general administration of the Plan and Trust, and has all powers necessary to accomplish that purpose, including but not limited to the following rights, powers, and authorities:

                 (a) To make rules for administering the Plan and Trust so long as they are not inconsistent with the terms of the Plan;

                 (b)      To construe all provisions of the Plan and Trust;

                 (c) To correct any defect, supply any omission, or reconcile any inconsistency which may appear in the Plan or Trust;

                 (d) To select, employ, and compensate at any time any consultants, actuaries, accountants, attorneys, and other agents and employees the Committee believes necessary or advisable for the proper administration of the Plan and Trust; any firm or person selected may be a disqualified person but only if the requirements of Section 4975(d) of the Code have been met;

                 (e) To determine all questions relating to eligibility, Active Service, Compensation, allocations and all other matters relating to benefits or Members' entitlement to benefits;

                 (f) To determine all controversies relating to the administration of the Plan and Trust, including but not limited to any differences of opinion arising between an Employer and the Trustee or a Member, or any combination of them and any questions it believes advisable for the proper administration of the Plan and Trust;

                 (g) To direct or to appoint an investment manager or managers who can direct the Trustee in all matters relating to the investment, reinvestment and management of the Trust Fund;

                 (h) To direct the Trustee in all matters relating to the payment of Plan benefits; and





                                     VII-1

                 (i) To delegate any clerical or recordation duties of the Committee as the Committee believes is advisable to properly administer the Plan and Trust.

The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Section and all other Sections of this Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties.

                7.3 ORGANIZATION. The Committee may select, from among its members, a chairman, and may select a secretary. The secretary need not be a member of the Committee. The secretary shall keep all records, documents and data pertaining to its administration of the Plan and Trust.

                7.4 QUORUM AND MAJORITY ACTION. A majority of the Committee constitutes a quorum for the transaction of business. The vote of a majority of the members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may decide any question by a vote, taken without a meeting, of a majority of its members.

                7.5 SIGNATURES. The chairman, the secretary and any one or more of the members of the Committee to which the Committee has delegated the power shall each, severally, have the power to execute any document on behalf of the Committee, and to execute any certificate or other written evidence of the action of the Committee. The Trustee, after it is notified of any delegation of power in writing, shall accept and may rely upon any document executed by the appropriate member or members as representing the action of the Committee until the Committee files a written revocation of that delegation of power with the Trustee.

                7.6 DISQUALIFICATION OF COMMITTEE MEMBER. A member of the Committee who is also a Member of this Plan shall not vote or act upon any matter relating solely to himself.

                7.7 DISCLOSURE TO MEMBERS. The Committee shall make available to each Member and Beneficiary for his examination those records, documents and other data required under ERISA, but only at reasonable times during business hours. No Member or Beneficiary has the right to examine any data or records reflecting the compensation paid to any other Member or Beneficiary. The Committee is not required to make any other data or records available other than those required by ERISA.

                7.8 STANDARD OF PERFORMANCE. The Committee and each of its members shall use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man, acting in a like capacity and familiar with such matters, would use in conducting his business as the administrator of the Plan, shall, when exercising its power to direct investments, diversify the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so, and shall otherwise comply with the provisions of this Plan and ERISA.

                7.9 LIABILITY OF COMMITTEE AND LIABILITY INSURANCE. No member of the Committee shall be liable for any act or omission of any other member of the





                                     VII-2

Committee, the Trustee, any investment manager appointed by the Committee or any other agent appointed by the Committee unless required by the terms of ERISA or another applicable state or federal law under which liability cannot be waived. No member of the Committee shall be liable for any act or omission of his own unless required by ERISA or another applicable state or federal law under which liability cannot be waived.

                 If the Committee directs the Trustee to do so, it may purchase out of the Trust Fund insurance for the members of the Committee, for any other fiduciaries appointed by the Committee and for the Trust Fund itself to cover liability or losses occurring because of the act or omission of any one or more of the members of the Committee or any other fiduciary appointed under this Plan. But, that insurance must permit recourse by the insurer against the members of the Committee or the other fiduciaries concerned if the loss is caused by breach of a fiduciary obligation by one or more members of the Committee or other fiduciary.

                7.10 EXEMPTION FROM BOND. No member of the Committee is required to give bond for the performance of his duties unless required by a law which cannot be waived.

                7.11 COMPENSATION. The Committee shall serve without compensation but shall be reimbursed by the Employer for all expenses properly incurred in the performance of their duties unless the Sponsor elects to have
those expenses paid from the Trust Fund.   Each Employer shall pay that part of
the expense as determined by the Committee in its sole judgment.

                7.12 PERSONS SERVING IN DUAL FIDUCIARY ROLES. Any person, group of persons, corporations, firm or other entity, may serve in more than one fiduciary capacity with respect to this Plan, including serving as both Trustee and as a member of the Committee.

                7.13 ADMINISTRATOR. For all purposes of ERISA, the administrator of the Plan is the Sponsor. The administrator has the final responsibility for compliance with all reporting and disclosure requirements imposed under all applicable federal or state laws and regulations.





                                     VII-3

                                  ARTICLE VIII

                          TRUST FUND AND CONTRIBUTIONS


                8.1 FUNDING OF PLAN. This Plan shall be funded by one or more separate Trusts. If more than one Trust is used, each Trust shall be designated by the name of the Plan followed by a number assigned by the Committee at the time the Trust is established.

                8.2 INCORPORATION OF TRUST. Each Trust is a part of this Plan. All rights or benefits which accrue to a person under this Plan shall be subject also to the terms of the agreements creating the Trust or Trusts and any amendments to them which are not in direct conflict with this Plan.

                8.3 AUTHORITY OF TRUSTEE. Each Trustee shall have full title and legal ownership of the assets in the separate Trust which, from time to time, is in his separate possession. No other Trustee shall have joint title to or joint legal ownership of any asset in one of the other Trusts held by another Trustee. Each Trustee shall be governed separately by the trust agreement entered into between the Employer and that Trustee and the terms of this Plan without regard to any other agreement entered into between any other Trustee and the Employer as a part of this Plan.

                8.4 ALLOCATION OF RESPONSIBILITY. To the fullest extent permitted under Section 405 of ERISA, the agreements entered into between the Employer and each of the Trustees shall be interpreted to allocate to each Trustee its specific responsibilities, obligations and duties so as to relieve all other Trustees from liability either through the agreement, this Plan or ERISA, for any act of any other Trustee which results in a loss to the Plan because of his act or failure to act.





                                     VIII-1

                                   ARTICLE IX

                      ADOPTION OF PLAN BY OTHER EMPLOYERS


                9.1 ADOPTION PROCEDURE. Any business organization may, with the approval of the Board of Directors, adopt this Plan by:

                 (a) A certified resolution or consent of the board of directors of the adopting Employer or an executed adoption instrument (approved by the board of directors of the adopting Employer) agreeing to be bound as an Employer by all the terms, conditions and limitations of this Plan except those, if any, specifically described in the adoption instrument; and

                 (b) Providing all information required by the Committee and the Trustee.

                 An adoption may be retroactive to the beginning of a Plan Year if these conditions are complied with on or before the last day of that Plan Year.

                9.2 NO JOINT VENTURE IMPLIED. The document which evidences the adoption of the Plan by an Employer shall become a part of this Plan. However, neither the adoption of this Plan and its related Trust Fund by an Employer nor any act performed by it in relation to this Plan and its related Trust Fund shall ever create a joint venture or partnership relation between it and any other Employer.

                9.3 ALL TRUST ASSETS AVAILABLE TO PAY ALL BENEFITS. The Accounts of Members employed by the Employers which adopt this Plan shall be commingled for investment purposes. All assets in the Trust Fund shall be available to pay benefits to all Members employed by any Employer which is an Affiliated Employer with the first Employer.

                9.4 QUALIFICATION A CONDITION PRECEDENT TO ADOPTION AND CONTINUED PARTICIPATION. The adoption of this Plan and the Trust or Trusts used to fund this Plan by a business organization is contingent upon and subject to the express condition precedent that the initial adoption meets all statutory and regulatory requirements for qualification of the Plan and the exemption of the Trust or Trusts and that the Plan and the Trust or Trusts that are applicable to it continue in operation to maintain their qualified and exempt status. In the event the adoption fails to initially qualify and be exempt, the adoption shall fail retroactively for failure to meet the condition precedent and the portion of the Trust Fund applicable to the adoption shall be immediately returned to the adopting business organization and the adoption shall be void ab initio. In the event the adoption as to a given business organization later becomes disqualified and loses its exemption for any reason, the adoption shall fail retroactively for failure to meet the condition precedent and the portion of the Trust Fund allocable to the adoption by that business organization shall be immediately spun off, retroactively as of the last date for which the Plan qualified, to a separate Trust for its sole benefit and an identical but separate Plan shall be created, retroactively effective as of the last date the Plan as adopted by that business organization qualified, for the benefit of the Members covered by that adoption.

                                   ARTICLE X

                           AMENDMENT AND TERMINATION


               10.1 RIGHT TO AMEND AND LIMITATIONS THEREON. The Sponsor has the sole right to amend this Plan. An amendment may be made by a certified resolution or consent of the Board of Directors, or by an instrument in writing executed by the appropriate officer of the Sponsor. The amendment must describe the nature of the amendment and its effective date. No amendment shall:

                 (a)      Vest in an Employer any interest in the Trust Fund;

                 (b) Cause or permit the Trust Fund to be diverted to any purpose other than the exclusive benefit of the present or future Members and their Beneficiaries except under the circumstances described in Section 4.8;

                 (c) Decrease the Account of any Member or eliminate an optional form of payment;

                 (d) Increase substantially the duties or liabilities of the Trustee without its written consent; or

                 (e) Change the vesting schedule to one which would result in the nonforfeitable percentage of the Account derived from Employer Contributions (determined as of the later of the date of the adoption of the amendment or of the effective date of the amendment) of any Member being less than the nonforfeitable percentage computed under the Plan without regard to the amendment. If the Plan's vesting schedule is amended, if the Plan is amended in any other way that affects the computation of the Member's nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to or from a Top-Heavy vesting schedule, each Member with at least three years of Service may elect, within a reasonable period after the adoption of the amendment or the change, to have the nonforfeitable percentage computed under the Plan without regard to the amendment or the change. The election period shall begin no later than the date the amendment is adopted or deemed to be made and shall end no later than the latest of the following dates: (1) 60 days after the date the amendment is adopted or deemed to be made, (2) 60 days after the date the amendment becomes effective, or (3) 60 days after the day the Member is issued written notice of the amendment.

                 Each Employer shall be deemed to have adopted any amendment made by the Sponsor unless the Employer notifies the Committee of its rejection in writing within 30 days after it receives a copy of the amendment. A rejection shall constitute a withdrawal from this Plan by that Employer unless the Sponsor acquiesces in the rejection.

                 10.2 MANDATORY AMENDMENTS. The Contributions of each Employer to this Plan are intended to be:

                 (a) Deductible under the applicable provisions of the Code;

                 (b) Except as otherwise prescribed by applicable law, exempt from the Federal Social Security Act;

                 (c) Except as otherwise prescribed by applicable law, exempt from withholding under the Code; and

                 (d) Excludable from any Employee's regular rate of pay, as that term is defined under the Fair Labor Standards Act of 1938, as amended.

                 The Sponsor shall make any amendment necessary to carry out this intention, and it may be made retroactively.

               10.3 WITHDRAWAL OF EMPLOYER. An Employer may withdraw from this Plan and its related Trust Fund if the Sponsor does not acquiesce in its rejection of an amendment or by giving written notice of its intent to withdraw to the Committee. The Committee shall then determine the portion of the Trust Fund that is attributable to the Members employed by the withdrawing Employer and shall notify the Trustee to segregate and transfer those assets to the successor Trustee or Trustees when it receives a designation of the successor from the withdrawing Employer.

                 A withdrawal shall not terminate the Plan and its related Trust Fund with respect to the withdrawing Employer, if the Employer either appoints a successor Trustee or Trustees and reaffirms this Plan and its related Trust Fund as its new and separate plan and trust intended to qualify under Section 401(a) of the Code, or establishes another plan and trust intended to qualify under Section 401(a) of the Code.

                 The determination of the Committee, in its sole discretion, of the portion of the Trust Fund that is attributable to the Members employed by the withdrawing Employer shall be final and binding upon all parties; and, the Trustee's transfer of those assets to the designated successor Trustee shall relieve the Trustee of any further obligation, liability or duty to the withdrawing Employer, the Members employed by that Employer and their Beneficiaries, and the successor Trustee or Trustees.

               10.4 TERMINATION OF PLAN. The Sponsor may terminate this Plan and its related Trust Fund with respect to all Employers by executing and delivering to the Committee and the Trustee, a notice of termination, specifying the date of termination. Any Employer may terminate this Plan and its related Trust Fund with respect to itself by executing and delivering to the Trustee a notice of termination, specifying the date of termination. Likewise, this Plan and its related Trust Fund shall automatically terminate with respect to any Employer if there is a general assignment by that

Employer to or for the benefit of its creditors, or a liquidation or dissolution of that Employer without a successor. Upon the termination of this Plan as to an Employer, the Trustee shall distribute to each Member employed by the terminating Employer the amount certified by the Committee to be due the Member.

                 The Employer should apply to the Internal Revenue Service for a determination letter with respect to its termination, and the Trustee should not distribute the Trust Funds until a determination is received. However, should it decide that a distribution before receipt of the determination letter is necessary or appropriate it should retain sufficient assets to cover any tax that may become due upon that determination.

               10.5 PARTIAL OR COMPLETE TERMINATION OR COMPLETE DISCONTINUANCE OF CONTRIBUTIONS. Without regard to any other provision of this Plan, if there is a partial or total termination of this Plan or there is a complete discontinuance of the Employer's Contributions, each of the affected Members shall immediately become 100% vested in his Account as of the end of the last Plan Year for which a substantial Employer Contribution was made and in any amounts later allocated to his Account. If the Employer then resumes making substantial Contributions at any time, the appropriate vesting schedule shall again apply to all amounts allocated to each affected Member's Account beginning with the Plan Year for which they were resumed.

               10.6 CONTINUANCE PERMITTED UPON SALE OR TRANSFER OF ASSETS. An Employer's participation in this Plan and its related Trust Fund shall not automatically terminate if it consolidates or merges and is not the surviving corporation, sells substantially all of its assets, is a party to a reorganization and its Employees and substantially all of its assets are transferred to another entity, liquidates, or dissolves, if there is a successor organization. Instead, the successor may assume and continue this Plan and its related Trust Fund by executing a direction, entering into a contractual commitment or adopting a resolution providing for the continuance of the Plan and its related Trust Fund. Only upon the successor's rejection of this Plan and its related Trust Fund or its failure to respond to the Employer's, the Sponsor's or the Trustee's request that it affirm its assumption of this Plan within 90 days of the request shall this Plan automatically terminate. In that event the appropriate portion of the Trust Fund shall be distributed exclusively to the Members or their Beneficiaries as soon as possible. If there is a disposition to an unrelated entity of substantially all of the assets used by the Employer in a trade or business or a disposition by the Employer of its interest in a subsidiary, the Employer may make a lump sum distribution from the Plan if it continues the Plan after the disposition; but the distribution can only be made for those Members who continue employment with the acquiring entity.

               10.7 DISTRIBUTIONS UPON TERMINATION OF THE PLAN. A Member is entitled to receive a lump sum distribution on account of the termination of the Plan if the Employer and all Affiliated Employers do not establish or maintain a successor plan within the period ending 12 months after all assets are distributed from the Plan. A distribution on account of the termination of the Plan may be made only in the form of a lump sum payment. Therefore, if a Member's Account balance plus all prior Plan payments to the Member is more than $3,500 and the Member does not consent to receive an immediate lump sum payment on account of the termination of the Plan the Member will not receive a Plan distribution on account of the termination of the Plan. His Plan benefit will be payable in the future on account of a distribution event other than the termination of the Plan.

                 If the Plan is terminated and does not offer an annuity option (purchased from a commercial provider) and the Employer or an Affiliated Employer maintains another defined contribution plan the Member's Account balance may be transferred to the other plan without his consent if he does not consent to an immediate lump sum distribution from the Plan.

                 For purposes of this Section the term "successor plan" means a defined contribution plan other than an employee stock ownership plan as defined in Section 4975(e) or 409 of the Code or a simplified employee pension plan as defined in Section 408(k) of the Code. However, the term successor plan does not include any plan in which fewer than two percent of the Plan Members were eligible to participate during the 24 month period beginning 12 months before the time of Plan termination.

               10.8 MODES OF DISTRIBUTION UPON TERMINATION. All modes of distribution permitted by this Plan must be available for all distributions to Members upon termination of this Plan.

               10.9 DISTRIBUTIONS TO HIGHLY COMPENSATED EMPLOYEES AND FORMER EMPLOYEES MUST NOT DISCRIMINATE. Upon termination of the Plan, the benefit payable to each Highly Compensated Employee or former Employee is limited to a benefit that is nondiscriminatory under Section 401(a)(4) of the Code.

                                   ARTICLE XI

                                 MISCELLANEOUS


               11.1 PLAN NOT AN EMPLOYMENT CONTRACT. The adoption and maintenance of this Plan and its related Trust Fund is not a contract between any Employer and its Employees which gives any Employee the right to be retained in its employment. Likewise, it is not intended to interfere with the rights of any Employer to discharge any Employee at any time or to interfere with the Employee's right to terminate his employment at any time.

               11.2 BENEFITS PROVIDED SOLELY FROM TRUST. All benefits payable under this Plan shall be paid or provided for solely from the Trust Fund. No Employer assumes any liability or responsibility to pay any benefit provided by the Plan.

               11.3 ANTI-ALIENATION PROVISIONS. No principal or income payable or to become payable from the Trust Fund shall be subject: to anticipation or assignment by a Member or by a Beneficiary to attachment by, interference with, or control of any creditor of a Member or Beneficiary, or to being taken or reached by any legal or equitable process in satisfaction of any debt or liability of a Member or Beneficiary prior to its actual receipt by the Member or Beneficiary. An attempted conveyance, transfer, assignment, mortgage, pledge, or encumbrance of the Trust Fund, any part of it, or any interest in it by a Member or Beneficiary prior to distribution shall be void, whether that conveyance, transfer, assignment, mortgage, pledge, or encumbrance is intended to take place or become effective before or after any distribution of Trust assets or the termination of this Trust Fund itself. The Trustee shall never under any circumstances be required to recognize any conveyance, transfer, assignment, mortgage, pledge or encumbrance by a Member or Beneficiary of the Trust Fund, any part of it, or any interest in it, or to pay any money or thing of value to any creditor or assignee of a Member or Beneficiary for any cause whatsoever. These prohibitions against the alienation of a Member's Account shall not apply to qualified domestic relations orders or domestic relations orders entered prior to January 1, 1985.

               11.4 REQUIREMENTS UPON MERGER OR CONSOLIDATION OF PLANS. This Plan shall not merge or consolidate with or transfer any assets or liabilities to any other plan unless each Member would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

               11.5 GENDER OF WORDS USED. If the context requires it, words of one gender when used in this Plan shall include the other genders, and words used in the singular or plural shall include the other.

               11.6 SEVERABILITY. Each provision of this Agreement may be severed. If any provision is determined to be invalid or unenforceable, that determination shall not affect the validity or enforceability of any other provision.

               11.7 GOVERNING LAW; PARTIES TO LEGAL ACTIONS. The provisions of this Plan shall be construed, administered, and governed under the laws of the State of Illinois and, to the extent applicable, by the laws of the United States. The Trustee or any Employer may at any time initiate a legal action or proceeding for the settlement of the account of the Trustee, or for the determination of any question or for instructions. The only necessary parties to that action or proceeding are the Trustee and the Employer concerned. However, any other person or persons may be included as parties defendant at the election of the Trustee and the Employer.

                 IN WITNESS WHEREOF, Quanex Corporation has caused this Agreement to be executed this _______ day of __________________, 1993, in multiple counterparts, each of which shall be deemed to be an original, to be effective the 1st day of January, 1989, except for those provisions which have an earlier effective date provided by law, or as otherwise provided under applicable provisions of this Plan.

                                    QUANEX CORPORATION


                                    By_________________________________


                                    ___________________________________
                                    Title

                                                                 First Amendment

                                  ARTICLE XII

                     IRS MODEL LANGUAGE/PLAN DISTRIBUTIONS


               12.1 DISTRIBUTIONS MADE ON OR AFTER JANUARY 1, 1993. This Article applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

               12.2   DEFINITIONS.

                      (a) ELIGIBLE ROLLOVER DISTRIBUTION: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                      (b) ELIGIBLE RETIREMENT PLAN: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                      (c) DISTRIBUTEE: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                      (d) DIRECT ROLLOVER: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.





                                     XII-1

                             FIRST AMENDMENT TO THE
                     NICHOLS-HOMESHIELD 401(K) SAVINGS PLAN
                         FOR DAVENPORT HOURLY EMPLOYEES


                 THIS AGREEMENT by Quanex Corporation (the "Sponsor"),

                              W I T N E S S E T H:

                 WHEREAS, the Sponsor has executed and maintains a qualified plan entitled "Nichols-Homeshield 401(k) Savings Plan for Davenport Hourly Employees" (the "Plan"); and

                 WHEREAS, the Sponsor retained the right to amend the Plan from time to time;

                 WHEREAS, the Internal Revenue Service has authorized a model amendment to comply with the new legislation affecting distributions from qualified plans; and

                 WHEREAS, the Board of Directors of the Sponsor, in order to adopt the model amendment so as to comply with the new law, approved resolutions to amend the Plan;

                 NOW, THEREFORE, the Sponsor declares that the Plan is hereby amended, effective as of January 1, 1993, as follows:

                 A new Article XII is added to the Plan to provide as set forth in the substitute pages attached hereto which shall be inserted into the Plan.

                 IN WITNESS WHEREOF, the Sponsor has executed this Agreement this _____ day of September 1993.

                                                  QUANEX CORPORATION



                                                  By____________________________

         Termination of Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10.4
         Partial or Complete Termination or Complete
             Discontinuance of Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . .   10.5
         Continuance Permitted Upon Sale or Transfer of Assets  . . . . . . . . . . . . . . . . . .   10.6
         Limitation on Distribution Upon Termination  . . . . . . . . . . . . . . . . . . . . . . .   10.7
         Modes of Distribution Upon Termination . . . . . . . . . . . . . . . . . . . . . . . . . .   10.8
         Distributions to Highly Compensated Employees and
            Former Employees Must Not Discriminate  . . . . . . . . . . . . . . . . . . . . . . . .   10.9

ARTICLE XI - MISCELLANEOUS

         Plan Not An Employment Contract  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11.1
         Benefits Provided Solely From Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . .   11.2
         Anti-Alienation Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11.3
         Requirements Upon Merger or Consolidation of Plans . . . . . . . . . . . . . . . . . . . .   11.4
         Gender of Words Used . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11.5
         Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11.6
         Governing Law; Parties to Legal Actions  . . . . . . . . . . . . . . . . . . . . . . . . .   11.7

ARTICLE XII - DIRECT ROLLOVERS

         Distributions Made On or After January 1, 1993 . . . . . . . . . . . . . . . . . . . . . .   12.1
         Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12.2

                                  ARTICLE XII

                                DIRECT ROLLOVERS


               12.1 DISTRIBUTIONS MADE ON OR AFTER JANUARY 1, 1993. This Article applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

               12.2       DEFINITIONS.

                          (a)     ELIGIBLE ROLLOVER DISTRIBUTION:  An eligible
rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                          (b)     ELIGIBLE RETIREMENT PLAN:  An eligible
retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                          (c)     DISTRIBUTEE:  A distributee includes an
employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                          (d)     DIRECT ROLLOVER:  A direct rollover is a
payment by the plan to the eligible retirement plan specified by the distributee.

                              SECOND AMENDMENT TO
                     NICHOLS-HOMESHIELD 401(K) SAVINGS PLAN
                         FOR DAVENPORT HOURLY EMPLOYEES


         THIS AGREEMENT by Quanex Corporation, a corporation (the "Sponsor"),

                              W I T N E S S E T H:

         WHEREAS, on January 11, 1993, the Sponsor executed the Agreement known as "Nichols-Homeshield 401(k) Savings Plan for Davenport Hourly Employees" (the "Plan"); and

         WHEREAS, the Sponsor retained the right in Section 10.1 of the Plan to amend the Plan from time to time; and

         WHEREAS, the Board of Directors of the Sponsor has approved resolutions to amend the Plan;

         NOW, THEREFORE, the Sponsor agrees that the Plan is hereby amended as follows:

         (1) Effective January 1, 1993, Section 1.33 of the Plan is completely amended to provide as follows:

                 1.33 "ROLLOVER CONTRIBUTION" means the amount contributed by a Member of this Plan which consists of any part of an eligible rollover distribution (as defined in Section 402 of the Code) from a qualified employee trust described in Section 401(a) of the Code.

                 (2) Effective January 1, 1993, Section 4.1 of the Plan is completely amended to provide as follows:

                 4.1 ROLLOVER CONTRIBUTIONS AND PLAN TO PLAN TRANSFERS. The Committee may permit Rollover Contributions by Members and/or direct transfers to or from another qualified plan on behalf of Members from time to time. If Rollover Contributions and/or direct transfers to or from another qualified plan are permitted, the opportunity to make those contributions and/or direct transfers must be made available to Members on a nondiscriminatory basis. For this purpose, all Employees of an Employer shall be considered to be Members of the Plan even though they may not have met the eligibility requirements. However, they shall not be entitled to contribute to the Plan, share in Employer Contributions or share in forfeitures unless and until they have met the requirements for eligibility, contributions and allocations. A Rollover Contribution shall not be accepted unless it is made on or before the 60th day after the Member received the distribution or it is directly rolled over to this Plan in a rollover described in
         Section 401(a)(31) of the Code. A Member shall not be permitted to make a Rollover Contribution if the property he intends to contribute is for any reason unacceptable to the Trustee. A Rollover Contribution Account shall be established for any Employee who makes a Rollover Contribution.

                 A direct transfer of assets from another qualified plan in a transfer subject to the requirements of Section 414(l) of the Code shall not be accepted if it was at any time part of (a) a defined benefit plan (as defined in Section 401(a) or 414(j) of the Code), (b) a defined contribution plan (as defined in Sections 401(a) and 414(i) of the Code) which is subject to the minimum funding standards of
         Section 412 of the Code, (c) any other qualified plan which has joint and survivor annuity benefits or qualified preretirement survivor annuity benefits as described in Section 417 of the Code, or (d) a plan which permits a distribution or withdrawal in a form not permitted under this Plan.

         (3)     Effective with respect to loans made on or after June 1, 1994,
Section 6.8 of the Plan is hereby completely amended to provide as follows:

                 6.8 LOANS. The Committee may direct the Trustees to make loans to Members (and Beneficiaries who are "parties in interest" within the meaning of ERISA) who have a vested interest in the Plan. The Loan Committee established by the Committee will be responsible for administering the Plan loan program. All loans will comply with the following requirements:

                 (a) All loans will be made solely from the Member's or Beneficiary's Account.

                 (b) Loans will be available on a nondiscriminatory basis to all Beneficiaries who are "parties in interest" within the meaning of ERISA, and to all Members.

                 (c)      Loans will not be made for less than $1,000.

                 (d) The maximum amount of a loan may not exceed the lesser of (A) $50,000 reduced by the person's highest outstanding loan balance from the Plan during the preceding one year period, or (B) one-half of the present value of the person's vested Account balance under the Plan determined as of the date on which the loan is approved by the Loan Committee.

                 (e) Any loan from the Plan will be evidenced by a note or notes (signed by the person applying for the loan) having such maturity, bearing such rate of interest, and containing such other terms as the Loan Committee will require by uniform and nondiscriminatory rules consistent with this Section and proper lending practices.

                 (f) All loans will bear a reasonable rate of interest which will be established by the Loan Committee. In determining the proper rate of interest to be charged, at the time any loan is made or renewed, the Loan Committee will contact at least two of the largest banks in the geographic location in which the Member or Beneficiary resides to determine what interest rate the banks would charge for a similar loan taking into account the collateral offered.

                 (g) Each loan will be fully secured by a pledge of the borrowing person's vested Account balance. No more than fifty percent (50%) of the person's vested Account balance (determined immediately after the origination of the loan) will be considered as security for any loan.

                 (h) The term of the loan will not be less than 18 months. Generally, the term of the loan will not be more than 5 years. The Loan Committee may agree to a longer term (but not more than 7 years) only if such term is otherwise reasonable and the proceeds of the loan are to be used to acquire a dwelling which will be used within a reasonable time (determined at the time the loan is made) as the principal residence of the borrowing person.

                 (i) The loan agreement will require level amortization over the term of the loan. A Member's loan agreement will also require that loan repayments be made through payroll deductions.

                 (j) If a person fails to make a required payment within 30 days of the due date set forth in the loan agreement, the loan will be in default.

                 (k) If a Member has an outstanding loan from the Plan at the time he terminates employment with the Employer and all Affiliated Employers, the outstanding loan principal balance and any accrued but unpaid interest will become immediately due in full. The Member will have the right to immediately pay the Trustee that amount. If the Member fails to repay the loan, the Trustee will foreclose on the loan and the Member will be deemed to have received a Plan distribution of the amount foreclosed upon.

                 (l) If a Beneficiary defaults on his loan, the Trustee will foreclose on the loan and the Beneficiary will be deemed to have received a Plan distribution of the amount foreclosed upon.

                 (m) No person shall be entitled to apply for a new Plan loan until at least 90 days have transpired since he fully repaid his last loan from the Plan.

                 (n) No amount that is pledged as collateral for a Plan loan to a Participant will be available for withdrawal before he has fully repaid his loan.

                 (o) All interest payments made pursuant to the terms of the loan agreement will be credited to the borrowing person's Account and will not be considered as general earnings of the Trust Fund to be allocated to other Members.

         (4)     Effective January 1, 1994, by adding thereto the following new
Article XIII:

                                  ARTICLE XIII

                           LIMITATION ON COMPENSATION


                 COMPENSATION LIMITATION. In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator or which is the number of months in the determination period, and the denominator of which is 12.

                 For Plan years beginning on or after January 1, 1994, any reference in this Plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

                 If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current

         Plan year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

         IN WITNESS WHEREOF, the Sponsor has caused this Agreement to be executed this _____ day of _______________________ 1994.

                                               QUANEX CORPORATION



                                               By_____________________________

                                               Title__________________________